EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our reports on Hospitality Properties Trust, CCMH Courtyard I LLC and HMH HPT Courtyard LLC included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-84064, 333-43573 and 333-89307.



                                                     /s/ Arthur Andersen LLP


Vienna, Virginia
March 25, 2002